 EXHIBIT 32.2

Certification by the Chief Financial Officer
of
Boardwalk GP, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Boardwalk GP, LLC, hereby certifies, to such officer's knowledge, that the quarterly report on Form 10-Q for the period ended June 30, 2010, (the "Report") of Boardwalk Pipeline Partners, LP, (the "Partnership") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

July 27, 2010
/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)